Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No.333-252187 and File No. 333-268968) of our report dated March 31, 2026, relating to the consolidated financial statements of Charlie’s Holdings, Inc., appearing in the Company’s Annual Report of Form 10-K for the year ended December 31, 2025.

We also consent to the reference to our Firm under the caption “Experts” in the Registration Statements.

/s/ Urish Popeck & Co., LLC

Pittsburgh, Pennsylvania

March 31, 2026